Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of InfuSystem Holdings, Inc. and the effectiveness of InfuSystem Holdings, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of InfuSystem Holdings, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
May 18, 2026